Exhibit 99.2

             Homeland Security Capital Corp. Signs Letter of Intent
                           to Acquire Viscom Systems

             Deal Expected to Generate More Than $9M in 2006 Revenue

New York, March 9, 2006 -- Homeland Security Capital Corp. (OTC Bulletin Board:
HMSC), a company focused on acquiring, developing and consolidating homeland security-related businesses, announced today that its subsidiary, Nexus Technologies Group, Inc. (www.nexusna.com) has signed a letter of intent to acquire Viscom Systems, Inc. (viscomsystems.com), a security integrator based in Cambridge, Massachusetts.

The acquisition, which is subject to negotiation and execution of binding definitive documents, satisfaction of certain material conditions precedent and other ordinary and customary closing conditions for a transaction of this type, is anticipated to close before the end of Homeland Security Capital Corp.'s second quarter.

Viscom is a New England systems integrator for the corporate and government security markets with revenues in excess of $8.0 million for the fiscal year ending May 31, 2005.

Viscom was established in 1986 and has grown to over 35 employees. The company provides turnkey security systems integration in the greater New England area, with prestigious customer names including Prudential Center, Fidelity Investments, MetLife and General Electric.

C. Thomas McMillen, Homeland Security Capital chairman and CEO said, "This is an important step in our growth strategy. The combination of Viscom, a very successful New England security integrator, with our mid-Atlantic platform company Nexus Technologies, would provide greater geographic reach while enhancing shareholder value. We expect this acquisition will generate more than $9 million in 2006 revenue."

About Nexus Technologies Group

Nexus Technologies Group, headquartered in Hawthorne, N.Y., provides integrated security solutions for the corporate and government security markets. Through its subsidiary, Corporate Security Solutions, Nexus offers its own brand of security integration, leveraging more than 50 years of combined industry experience to provide unique security solutions. Utilizing cutting-edge technologies, Nexus provides innovative, engineered and scaleable solutions to effectively protect people, property and assets. For more information, visit www.nexusna.com.

About Homeland Security Capital Corporation

Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security product and service solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues from promising security products and services but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows.

An investment profile about Homeland Security Capital may be found at www.hawkassociates.com/homelandsecurity/profile.htm.


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For investor relations information regarding Homeland Security Capital, contact
Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at www.hawkassociates.com and www.americanmicrocaps.com.

Forward-looking statement: This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.